UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 21, 2011

Date of earliest event reported: March 17, 2011

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square
Docklands
Dublin 2, Ireland
(Address of principal executive offices, including zip code)

+353 1 897 2000
 (Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Material Definitive Agreement

On March 17, 2011, Warner Chilcott Holdings Company III, Limited (“Holdings”), WC Luxco S.à r.l. (the “Luxco Borrower”), Warner Chilcott Corporation (the “US Borrower”) and Warner Chilcott Company, LLC (the “PR Borrower, and together with the Luxco Borrower and the US Borrower, the “Borrowers”), each an indirect subsidiary of Warner Chilcott plc (the “Company”), executed a New Credit Agreement (the “New Credit Agreement”), dated March 17, 2011, with certain lenders party thereto and Bank of America, N.A. as administrative agent for the lenders, pursuant to which the lenders agreed to provide new senior secured credit facilities (the “Senior Secured Facilities”) in an aggregate amount of $3.25 billion.  On March 17, 2011, the Borrowers borrowed a total of $3.0 billion under the term loan facilities and made no borrowings under the new $250 million revolving credit facility.  The proceeds of the new term loans, together with approximately $279 million of cash on hand, were used to repay approximately $3.22 billion in outstanding term loans under the Company’s prior senior secured credit facilities, terminate the prior senior secured credit facilities and pay certain related fees and expenses.

The term loan facilities under the New Credit Agreement are comprised of a $1.25 billion Term Loan A, an $800 million Term Loan B-1, a $400 million Term Loan B-2 and a $550 million Term Loan B-3.  The Term Loan A facility matures on March 17, 2016 and bears interest at LIBOR plus 3.00%, with a LIBOR floor of 0.75%.  Each of the Term Loan B facilities matures on March 15, 2018 and bears interest at LIBOR plus 3.25%, with a LIBOR floor of 1.00%.  The revolving credit facility matures on March 17, 2016.  Loans drawn, and letters of credit issued, under the revolving credit facility bear interest at LIBOR plus 3.00%.  The Borrowers are required to pay a commitment fee on the unused commitments under the revolving credit facility at a rate of 0.75% per annum, subject to a leverage-based step-down.

Loans under the new Term Loan A facility amortize in an aggregate annual amount equal to a percentage of the original principal amount of the new Term Loan A facility as follows: (i) 10% during the first year after funding, (ii) 20% during the second through fourth  years after funding, and (iii) 30% during the final year. Loans under the new Term Loan B-1, Term Loan B-2 and Term Loan B-3 facilities amortize in an aggregate annual amount equal to 1% of the original principal amount of the applicable facility, with the balance payable at maturity.

The loans and other obligations under the Senior Secured Facilities (including in respect of hedging agreements and cash management obligations) are (i) guaranteed by Holdings and substantially all of its subsidiaries (subject to certain exceptions and limitations) and (ii) secured by substantially all of the assets of the Borrowers and each guarantor (subject to certain exceptions and limitations).

The terms of the New Credit Agreement require Holdings and its subsidiaries (on a consolidated basis and subject to certain exceptions) to meet the following financial tests over the term of the loans provided:

•	maintenance of maximum adjusted consolidated funded indebtedness to consolidated EBITDA of not more than 4.50 to 1, initially, decreasing to 3.00 to 1 over time; and
•	maintenance of minimum consolidated EBITDA to consolidated interest charges of 2.50 to 1.

In addition, the Senior Secured Facilities contain (i) customary provisions related to mandatory prepayment of the loans thereunder with (x) 50% of excess cash flow (as defined in the New Credit Agreement), subject to a leverage-based step-down and (y) the proceeds of asset sales or casualty events (subject to certain limitations, exceptions and reinvestment rights) and the incurrence of certain additional indebtedness and (ii) certain covenants that, among other things, restrict additional indebtedness, liens and encumbrances, loans and investments, acquisitions, dividends and other restricted payments, transactions with affiliates, asset dispositions, mergers and consolidations, prepayments, redemptions and repurchases of other indebtedness and other matters customarily restricted in such agreements and, in each case, subject to certain exceptions.

The New Credit Agreement also contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgments in excess of specified amounts, certain impairments to the guarantees or collateral documents, and change in control defaults.

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Certain of the lenders under the New Credit Agreement or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions. Affiliates of JPMorgan Chase Bank, N.A. are shareholders of the Company. Relationships and transactions with such shareholders and their affiliates are described in the Company’s Definitive Proxy Statement filed on April 9, 2010.

The above description of the New Credit Agreement is qualified in its entirety by reference to the full text the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item7.01	Regulation FD Disclosure

On March 17, 2011, the Company issued a press release announcing the entry into the New Credit Agreement as well as updated full year 2011 financial guidance.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1
Credit Agreement, dated March 17, 2011, among Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l., Warner Chilcott Corporation and Warner Chilcott Company, LLC, certain lenders party thereto and Bank of America, N.A. as administrative agent for the lenders

99.1	Press release issued by Warner Chilcott plc on March 17, 2011

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the management of the Company and are subject to uncertainty and changes in circumstances.  Actual results may vary materially from those expressed or implied by the statements herein based upon the regulatory review and approval process and due to changes in economic, business, competitive, technological and/or other regulatory factors, as well as other factors affecting the operation of the business of the Company. More detailed information about these factors may be found in the filings by the Company with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2010. The Company is under no obligation, and expressly disclaims any obligation, to update or alter the forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: March 21, 2011

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated March 17, 2011, among Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l., Warner Chilcott Corporation and Warner Chilcott Company, LLC, certain lenders party thereto and Bank of America, N.A. as administrative agent for the lenders

99.1	Press release issued by Warner Chilcott plc on March 17, 2011